 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2016

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 11, 2016, the Board of Directors of Ignite Restaurant Group, Inc. (the “Company”) appointed F. Philip Handy as an independent member to its Board of Directors as a Class III director with a term to expire at the 2016 annual stockholders meeting. Mr. Handy was also appointed as a member of the Company’s Audit Committee. There are no arrangements between Mr. Handy and any other person pursuant to which Mr. Handy was selected as a director.

Over a career that spans more than forty years, Mr. Handy has demonstrated business and financial acumen. Mr. Handy founded the investment firm, Winter Park Capital, in 1980, and he currently serves as its Chief Executive Officer. Mr. Handy has held leadership positions in companies such as Maryland Club Foods, a nationally branded coffee/beverage company, Majik Markets, a thousand-unit convenience store and gasoline retailer, Rewards Network, Inc., a leading provider of dining and loyalty programs for restaurants, airlines and retailers, and Chart House Restaurant Group. Further, Mr. Handy serves on the Boards of Directors of Owens Corning, Inc., a prominent global supplier of insulation, roofing and fiberglass composites, and Anixter International, Inc., a leading global supplier of communications and security products. He is also a philanthropist and he currently serves as President of the Board of Directors of the Foundation for Excellence in Education, a non-profit organization dedicated to education reform. Mr. Handy is a Cum Laude graduate of Economics, B.A. from Princeton University and he holds an MBA from Harvard Business School. The Company believes Mr. Handy’s experience within the retail and restaurant industries, combined with his public board service and his successful strategic planning and leadership of complex organizations provide Mr. Handy with the qualifications and skills to serve as a director of the Company.

In connection with his service to the Board of Directors, Mr. Handy will enter into an Indemnification Agreement with the Company, a form of which was previously filed as Exhibit 10.2 to Amendment No. 7 to the Company’s Registration Statement on Form S-1 filed on May 8, 2012.

(b) On March 10, 2016, Tamara Polewik notified the Company that she would resign from the Board of Directors effective at the end of business on March 10, 2016.

A copy of the press release announcing Mr. Handy’s appointment and Ms. Polewik’s resignation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated March 15, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2016

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Brad A. Leist
Brad A. Leist
Senior Vice President and Chief Financial Officer